Exhibit 99.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 18th, 2008

CAPITAL RESOURCE ALLIANCE INC.

 (Name of Small Business issuer in its charter)

                   COLORAD0                                 000-52831             20-5966439

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)                                                 Identification No.)

1013 1st Avenue, NW, Calgary, AB T2N 0A8 Canada Vancouver, British Columbia Canada

 (Address of principal executive offices)

403-827-7936

(Registrant’s telephone number)

-------------------------

 Item 8 01. Other Events

On  January 18, 2008 the Board of Directors of the registrant passed unanimously a resolution authorizing a stock dividend of three additional shares for each share issued, bringing the total common shares issued and outstanding to 20,400,000.

A copy of the minutes of the meeting is including in this document as Exhibit 99.1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1      Board Minutes – January 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 18, 2008.

Capital Resource Alliance, Inc.

/s/ Joseph Forzani

     Joseph Forzani, President

/s/ Frederick Fitzgerald

     Frederick Fitzgerald, Secretary/Treasurer

Exhibit 99.1

MINUTES OF THE BOARD OF DIRECTORS

OF

CAPITAL RESOURCE ALLIANCE, INC.

At a telephone meeting of the Board of Directors of Capital Resource Alliance, Inc., notice being waived and both directors present the following resolution was put forth:

RESOLVED: That a stock dividend of three (3) additional shares for each share presently issued and outstanding be affected immediately bringing the total issued and outstanding shares to 20,400,000. The corporate Secretary is hereby instructed to notify the transfer agent of this action.

January 18, 2008.

s/s Joseph Forzani

     Joseph Forzani, President and director

s/s Frederick Fitzgerald

     Frederick Fitzgerald, Secretary and director